UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2021

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Bell Avenue, Suite 301 Carnegie, Pennsylvania	15106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 456-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	AP	New York Stock Exchange
Series A Warrants to purchase shares of Common Stock	AP WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 22, 2021, Ampco-Pittsburgh Corporation (the “Corporation”) announced the planned retirement of Rose Hoover, to be effective December 31, 2021 and which was conveyed by Ms. Hoover to the Corporation on October 19, 2021. Ms. Hoover’s retirement concludes a remarkable career of more than forty-two (42) years of continuous service with the Corporation, where she served as President and Chief Administrative Officer since August, 2015.

(e) In connection with Ms. Hoover’s retirement, on October 21, 2021 Ms. Hoover and the Corporation entered into a Retirement and Consulting Agreement (the “Agreement”).

In addition to any other benefits Ms. Hoover is entitled to in connection with her retirement, as consideration for Ms. Hoover to execute a general release of claims, the Compensation Committee of the Board of Directors agreed to provide Ms. Hoover with the following on her retirement date (less applicable payroll deductions and withholding): (i) $175,000, equal to five months of salary at her current base rate; (ii) $40,400, equal to five weeks of vacation pay; (iii) $231,000 pursuant to her 2021 short term incentive plan award, assuming target level performance; (iv) accelerated vesting of the unvested portion of the restricted stock units and unvested performance share units granted in 2019, 2020 and 2021; and (v) $5,000 for health care costs for five months. The Corporation believes that such payments are being made in recognition of Ms. Hoover’s forty-two (42) years of valuable service to the Corporation and recognition that Ms. Hoover’s proposed retirement date has been accelerated by five (5) months at the request of the Corporation to commence the transition process at the beginning of the Corporation’s fiscal year.

Under the terms of the Agreement, Ms. Hoover will also provide the Corporation with consulting services at the rate of two hundred fifty dollars ($250) per hour for up to 40 hours each month. In addition, Ms. Hoover will be entitled to personal use of Corporation-provided technology, continued use or right to purchase a Corporation-provided automobile, and certain other expenses incidental to Ms. Hoover’s services. The Agreement terminates on December 31, 2024 unless earlier terminated pursuant to the Agreement or extended by mutual agreement of the parties (the “Consulting Period”).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit Number

10.1	Retirement and Consulting Agreement effective January 1, 2022 with Rose A. Hoover.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

By:	/s/ Michael G. McAuley
Michael G. McAuley
Senior Vice President, Chief Financial Officer and Treasurer

Dated: October 22, 2021